Exhibit 99.1

Echo Global Logistics Reports 2013 Revenue Up 16.7% Year over Year

CHICAGO, February 6, 2014 — Echo Global Logistics, Inc. (Nasdaq: ECHO), a leading provider of technology-enabled transportation and supply chain management services, reported today financial results for the quarter and year ended December 31, 2013.

Full Year 2013 Summary

•                  Total revenue grew 16.7% to $884.2 million

•                  Transactional revenue grew 17.1% to $616.6 million

•                  Enterprise revenue grew 15.9% to $267.6 million, fueled by the addition of 26 new accounts

•                  Transactional revenue per sales person increased by 12.1% and total revenue per full time employee increased by 10.6%

•                  Truckload revenue grew by 19.8% to $395.5 million; LTL revenue grew by 8.7%

•                  Non-GAAP fully diluted EPS totaled $0.61, decreasing 1.8%*

“Our core business exhibited considerable strength in 2013, with the productivity of our sales force continuing to climb,” commented Doug Waggoner, Chief Executive Officer of Echo.  Waggoner added, “We are confident in our long term growth strategy and believe we have the right leadership in place to drive results in 2014 and beyond.”

Fourth Quarter 2013 Summary

•                  Total revenue increased 4.8% to $221.3 million from the fourth quarter of 2012

•                  Non-GAAP operating income totaled $4.1 million, decreasing 32.0% from the fourth quarter of 2012*

•                  Non-GAAP operating margin was 11.2%, down 438 basis points from the fourth quarter of 2012*

•                  Non-GAAP net income totaled $2.5 million, decreasing 27.9% from the fourth quarter of 2012*

•                  Non-GAAP fully diluted EPS was $0.11, decreasing 29.1% from the fourth quarter of 2012*

* All non-GAAP financial measures exclude the effects of changes in contingent consideration payable, the loss associated with the Shipper Direct acquisition in 2012 and non-recurring settlement costs in 2012. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation to GAAP Operating Income, Operating Margin, Net Income and Fully Diluted EPS” included in this release.

Results include a previously discussed $0.02 charge for the effects of separation costs associated with changes in certain senior management.

“Our top line results were negatively impacted by weak demand in November, which only partially recovered in December,” Waggoner continued. “Since we are a growth company, committed to long term market share gains, many of our operating costs are fixed long term investments in our people, technology, and services.  This dynamic makes our quarterly earnings subject to short term market fluctuations, and resulted in a decrease in our fourth quarter earnings both on a year over year basis, and sequentially. Despite this, our top line revenue growth rate accelerated in December and in January, and our 2013 growth rate of 16.7% reflects the continued strength of our business.”

Acquisition of Online Freight Services, Inc.

On January 24, 2014, Echo acquired substantially all of the assets of Online Freight Services, Inc. (“OFS”), an approximately $50 million annual revenue third party logistics company headquartered in Mendota Heights, MN.  Specializing in Truckload transportation services, OFS provides Echo a base of experienced truckload sales professionals and management talent, as well as a portfolio of small and middle market shippers having no substantial overlap with existing Echo clients.

“The OFS team strengthens our existing truckload talent base and capabilities while expanding our national presence,” commented Dave Menzel, Chief Operating Officer of Echo.  Menzel added, “This acquisition better positions Echo to penetrate new accounts while growing existing relationships across all transportation modes.”

Summarized financial results and select operating metrics follow:

	Three months ended December 31,				Years ended December 31,
Amounts in 000,000s, except per share data	2013	2012	% change		2013	2012	% change
	(unaudited)				(unaudited)
Revenue:
Transactional	$151.8	$149.9	1.3%		$616.6	$526.8	17.1%
Enterprise	$69.5	$61.3	13.4%		$267.6	$230.9	15.9%
Total Revenue	221.3	211.2	4.8%		884.2	757.7	16.7%

Net revenue	37.0	39.1	-5.4%		155.6	143.1	8.8%

Operating expenses
Commissions	9.4	10.6	-11.4%		39.5	40.4	-2.3%
Selling, general and administrative	20.8	19.7	5.1%		82.2	70.0	17.6%
Depreciation and amortization	2.7	2.7	1.4%		10.6	9.1	15.6%
Total operating expenses (1)	32.9	33.0	-0.5%		132.3	119.5	10.8%

Non-GAAP Operating income (1)	4.1	6.1	-32.0%		23.3	23.6	-1.4%

Other expense	0.0	0.1	7.7%		0.4	0.4	-17.9%
Non-GAAP Income before taxes (1)	4.1	6.0	-32.5%		22.9	23.2	-1.1%

Income taxes (1)	1.6	2.5	-39.0%		8.6	9.0	-3.4%

Non-GAAP net income (2)	2.5	3.5	-27.9%		14.3	14.2	0.4%

Non-GAAP Fully Diluted EPS (2)	$0.11	$0.15	-29.1%		$0.61	$0.62	-1.8%
Diluted shares	23.6	23.2			23.4	22.9

Reconciliation to GAAP Operating Income, Operating Margin, Net income and Fully Diluted EPS
Non-GAAP Operating Income (1)	4.1	6.1	-32.0%		23.3	23.6	-1.4%
Change in contingent consideration payable	0.4	(0.3)	209.5%		(0.1)	0.1	-178.1%
Loss associated with Shipper Direct acquisition	—	—	—		—	(2.5)	#N/A
Non-recurring settlement costs	—	—	—		—	(0.7)	#N/A
Operating Income	4.5	5.8	-22.4%		23.2	20.5	13.0%

Non-GAAP Operating Margin (1)	11.2%	15.6%	(438	)bps	15.0%	16.5%	(154	)bps
Effect of change in contingent consideration payable, loss associated with Shipper Direct acquisition and non-recurring settlement costs	0.9%	-0.8%	173	bps	-0.1%	-2.2%	211	bps
Operating Margin (% of Net Revenue)	12.1%	14.8%	(265	)bps	14.9%	14.3%	56	bps

Non-GAAP Net Income (2)	2.5	3.5	-27.9%		14.3	14.2	0.4%
Change in contingent consideration payable, loss associated with Shipper Direct acquisition and non-recurring settlement costs, net of tax effect	0.2	(0.2)	217.1%		(0.1)	(1.9)	-96.5%
Net Income	2.7	3.3	-17.4%		14.2	12.3	15.3%

Non-GAAP Fully Diluted EPS (2)	$0.11	$0.15	-29.1%		$0.61	$0.62	-1.8%
Change in contingent consideration payable, loss associated with Shipper Direct acquisition and non-recurring settlement costs, net of tax effect	0.01	(0.01)	215.1%		(0.00)	(0.08)	-96.6%
Fully diluted EPS	$0.12	$0.14	-18.8%		$0.61	$0.54	12.8%

Operating Metrics
Net revenue margin	16.7%	18.5%	(180	)bps	17.6%	18.9%	(129	)bps
Non-GAAP Operating margin (% of net revenue) (1)	11.2%	15.6%	(438	)bps	15.0%	16.5%	(154	)bps
Shipment volume	448,778	426,095	5.3%		1,834,679	1,649,338	11.2%
Total employees	1,297	1,364	-4.9%		1,297	1,364	-4.9%
Sales employees and agents	825	870	-5.2%		825	870	-5.2%
Less Than Truckload (LTL) Revenue %	41.1%	40.8%	22	bps	41.5%	44.5%	(307	)bps
Truckload (TL) Revenue %	44.1%	43.1%	104	bps	44.7%	43.6%	116	bps
Intermodal Revenue %	7.4%	8.6%	(120	)bps	7.3%	4.9%	235	bps

(1)         Amounts shown exclude the effects of changes in contingent consideration, the loss associated with the Shipper Direct acquisition in 2012 and non-recurring settlement costs in 2012.

(2)         Amounts shown exclude the tax effected changes in contingent consideration payable, the loss associated with the Shipper Direct acquisition in 2012 and non-recurring settlement costs in 2012.

Milestone $1 Billion Revenue Run Rate in Sight

“We continue to execute our long term growth strategy by remaining steadfastly focused on growing revenue and profitability,” stated Kyle Sauers, Chief Financial Officer of Echo.  Sauers continued, “In 2014, we anticipate delivering total revenue in the range of $1.02 billion to $1.08 billion.”

Conference Call

A conference call, with accompanying presentation slides, will be broadcast live on February 6, 2014 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time).  Doug Waggoner, Chief Executive Officer, Dave Menzel, Chief Operating Officer, and Kyle Sauers, Chief Financial Officer, will host the call.  To participate in the call, dial (877) 303-6235 (toll free) or (631) 291-4837 (toll) and reference “Echo Global Logistics.”  To listen to a live webcast of the call, visit the Echo website at http://ir.echo.com.  A replay of the webcast will be available for one year following the live webcast in the Investor Relations section of the Echo website.

Non-GAAP Financial Measures

This release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission (the “SEC”): Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS. We refer to these Non-GAAP financial measures to describe earnings and earnings per share excluding the effects of changes in contingent consideration payable, the loss associated with the Shipper Direct acquisition in 2012 and non-recurring settlement charges in 2012.  We believe such measures provide useful information to investors because they provide information about the financial performance of the Company’s ongoing business.

Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS are used by management in its financial and operational decision-making and evaluation of overall operating performance. These measures may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation to GAAP Operating Income, Operating Margin, Net Income and Fully Diluted EPS” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of the most recent Form 10-K we filed with the SEC.

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
REVENUE	$221,322,456	$211,150,018	$884,193,289	$757,687,585

COSTS AND EXPENSES
Transportation costs	184,367,194	172,087,274	728,543,525	614,562,437
Selling, general, and administrative expenses	29,783,336	30,639,074	121,881,168	113,454,258
Depreciation and amortization	2,696,123	2,658,971	10,564,657	9,139,232
INCOME FROM OPERATIONS	4,475,803	5,764,699	23,203,939	20,531,658
OTHER EXPENSE	(79,563)	(73,570)	(355,837)	(433,401)
INCOME BEFORE PROVISION FOR INCOME TAXES	4,396,240	5,691,129	22,848,102	20,098,257
INCOME TAX EXPENSE	(1,655,200)	(2,370,645)	(8,645,488)	(7,776,843)
NET INCOME	$2,741,040	$3,320,484	$14,202,614	$12,321,414

Basic net income per share	$0.12	$0.15	$0.62	$0.55
Diluted net income per share	$0.12	$0.14	$0.61	$0.54

Echo Global Logistics, Inc.

Condensed Consolidated Balance Sheets

	December 31,	December 31,
	2013	2012
	(unaudited)
Cash and cash equivalents	$52,506,560	$41,780,984
Accounts receivable, net of allowance for doubtful accounts	109,662,529	96,623,553
Prepaid expenses	2,510,791	2,491,955
Other current assets	2,402,323	843,009
Total long term assets	78,064,390	77,743,563
Total assets	$245,146,593	$219,483,064

Accounts payable — trade	$65,322,807	$58,889,437
Current maturities of capital lease obligations	—	24,086
Other current liabilites	14,085,896	11,142,583
Deferred income taxes	3,547,426	1,915,847
Long term liabilities	2,960,433	6,525,701
Stockholders’ equity	159,230,031	140,985,410
Total liabilities and stockholders’ equity	$245,146,593	$219,483,064

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Cash Flows

	Year Ended December 31,
	2013	2012
	(Unaudited)
Net cash provided by operating activities	$24,803,118	$22,787,967

Net cash used in investing activities	(11,197,042)	(25,285,290)

Net cash used in financing activities	(2,880,500)	(2,729,002)

Increase (Decrease) in cash and cash equivalents	10,725,576	(5,226,325)
Cash and cash equivalents, beginning of period	41,780,984	47,007,309
Cash and cash equivalents, end of period	$52,506,560	$41,780,984

About Echo Global Logistics

Echo Global Logistics, based in Chicago, is a leading provider of technology-enabled transportation and supply chain management services.  Echo maintains a proprietary web-based technology platform that compiles and analyzes data from its network of over 24,000 transportation providers to serve its clients’ transportation and supply chain management needs. Echo services clients across a wide range of industries, such as manufacturing, construction, consumer products and retail. For more information on Echo, visit: www.echo.com.

ECHO: Earnings

INVESTOR RELATIONS CONTACT:

Suzanne Karpick, Echo Global Logistics, (312) 784-7414

MEDIA CONTACT:

Hanni Itah, SSPR, (847) 415-9324

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